EXHIBIT 21.1

BOYD GAMING CORPORATION

LIST OF SUBSIDIARIES:

1.	Blue Chip Casino, LLC

2.	Boyd Atlantic City, Inc.

3.	Boyd Louisiana Racing, LLC

4.	Boyd Racing, L.L.C.

5.	Boyd Tunica, Inc.

6.	California Hotel and Casino

7.	California Hotel Finance Corporation

8.	Coast Casinos, Inc.

9.	Coast Hotels and Casinos, Inc.

10.	Echelon Resorts, LLC

11.	M.S.W., Inc.

12.	Par-A-Dice Gaming Corporation

13.	Red River Entertainment of Shreveport, L.L.C.

14.	Sam-Will, Inc.

15.	Treasure Chest Casino, L.L.C.

16.	Boyd Biloxi, LLC

17.	Boyd Acquisition, LLC

18.	1100 Boulder Highway, LLC

19.	BCO Gaming, L.L.C.

20.	BGM Co. Inc.

21.	BNLV, L.L.C.

22.	Boyd Casino Strip, LLC

23.	Boyd Central Region, Inc.

24.	Boyd Clay County, Inc.

25.	Boyd Development Corporation

26.	Boyd Florida, LLC

27.	Boyd FSE, Inc.

28.	Boyd Kansas City, Inc.

29.	Boyd Lake Mead, Inc.

30.	Boyd Mississippi, Inc.

31.	Boyd Missouri, Inc.

32.	Boyd Office Building, Inc.

33.	Boyd Pennsylvania, Inc.

34.	Boyd Pennsylvania Partners, LP

35.	Boyd Reno, Inc.

36.	Boyd Rhode Island, Inc.

37.	Boyd Robinsonville, Inc.

38.	Boyd Shared Services Inc.

39.	Boyd Travel, Inc.

40.	Coast Vacations, Inc.

41.	Constellation Insurance Company, Inc.

42.	Echelon Resorts Corporation

43.	Eldorado, Inc.

44.	ETN Productions, Inc.

45.	FGB Development, Inc.

46.	Summersport Enterprises, LLLP

47.	The Aragon Group, Inc.

48.	[Marina District Development Holding Co., LLC

49.	Marina District Development Company, LLC

50.	Marina District Finance Company, Inc.

51.	BYDSSE Gaming, LLC

52.	OED Acquisition, LLC

53.	Boyd Acquisition I, LLC

54.	Boyd Acquisition II, LLC

55.	Peninsula Gaming, LLC

56.	Kansas Star Casino, LLC

57.	The Old Evangeline Downs, L.L.C.

58.	Peninsula Gaming Corp.

59.	Diamond Jo, LLC

60.	Diamond Jo Worth, LLC

61.	Belle of Orleans, L.L.C.